                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): June 28, 2000

                         American Restaurant Group, Inc.

          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                     33-48183                      33-0193602

--------------------        -------------------            --------------------
 (State of other          (Commission file number)             (IRS employer
 jurisdiction of                                               identification
 incorporation                                                      number)

 4410 El Camino Real, Suite 201
      Los Altos, California                              94022
----------------------------------------              -----------
(Address of principal executive offices)               (Zip code)

                                  (650) 949-6400

                          ------------------------------
              (Registrant's telephone number, including area code)

                            450 Newport Center Drive
                         Newport Beach, California 92660

         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

                  On June 28, 2000, American Restaurant Group, Inc., a Delaware corporation (the "Company") sold all of the outstanding stock of four (4) of its wholly owned subsidiaries, Grandy's, Inc., Spoons Restaurants, Inc., Spectrum Foods, Inc. and Local Favorite, Inc. (collectively, the "Non-Black Angus Subsidiaries"), to NBACo, Inc., a Delaware corporation ("NBACo"), pursuant to a Stock Purchase Agreement, dated as of May 9, 2000
(as amended from time to time, the "Stock Purchase Agreement"), between the Company and NBACo. Pursuant to the terms of the Stock Purchase Agreement, the Company transferred all of the outstanding stock of the Non-Black Angus Subsidiaries, the lease for its corporate headquarters (the "Headquarters Lease") in Newport Beach, California, certain assets used at such headquarters and various intellectual property rights associated with the Non-Black Angus Subsidiaries and assumed (i) certain leases (the "Excluded Leases") for closed units of the Non-Black Angus Subsidiaries and (ii) certain other liabilities of the Non-Black Angus Subsidiaries, including, without limitation, accounts payable, accrued sales tax, accrued insurance premiums and liabilities to third parties covered under the Company's insurance policies but only to the extent that the Company receives payments under such insurance policies (the "Transaction"). Pursuant to the terms of the Stock Purchase Agreement, the Company (i) received $17,000,000 in cash in consideration for the Transaction on June 28, 2000, (ii) paid $1,300,000 to NBACo on or before July 11 to cover various payroll expenses of the Non-Black Angus Subsidiaries and (iii) retained approximately $7.1 million in cash proceeds from the sale of certain assets of the Non-Black Angus Subsidiaries since March 29, 1999 (including, without limitation, the proceeds from sales of Company-owned Grandy's units to franchisees).

                  NBACo is wholly owned by Anwar S. Soliman ("Soliman"), who prior to the transaction served as Chairman of the Board of Directors and Chief Executive Officer of the Company. Soliman also serves as a director and officer of NBACo. In conjunction with the Transaction, Soliman (i) received $182,512 (an amount equal to his salary for 90 days) and (ii) resigned all positions he held with the Company and its subsidiaries other than the Non-Black Angus Subsidiaries except as a director of the Company. Soliman remains the largest shareholder of American Restaurant Group Holdings, Inc. ("Holdings"), the parent of the Company. Pursuant to certain voting trust agreements and his own direct ownership of the common stock of the Company, Soliman will effectively continue to control the voting of all of the common stock of the Company (without giving effect to any outstanding warrants), subject to a securityholders agreement which gives Soliman the right to appoint only two out of five members of the Board of Directors of the Company.

                  In addition, Ken A. Di Lillo ("Di Lillo"), Vice President-Finance, Treasurer and Assistant Secretary of the Company prior to the closing of the Transaction, assisted Soliman in negotiating the Transaction on behalf of NBACo. At the closing of the Transaction, Di Lillo resigned all of his positions with the Company and its subsidiaries other than the Non-Black Angus Subsidiaries. Di Lillo serves as a director and an officer of NBACo.

                  Ralph S. Roberts ("Roberts"), President and Chief Operating Officer of the Company, William J. McCaffrey, Jr. ("McCaffrey"), Vice President of the Company, and Patrick J. Kelvie ("Kelvie"), Vice President and Secretary of the Company, will all remain with the Company in their current positions. None of Roberts, McCaffrey or Kelvie is an officer of, director of or shareholder in NBACo.

                  The consideration for the sale of assets was determined by arm's length negotiations among the parties.

                  The Transaction was unanimously approved by a special committee of directors of the Company with no pecuniary interest in NBACo (the "Special Committee"). Prior to executing the Stock Purchase Agreement, the Special Committee received an opinion from the investment banking firm of Jefferies & Company, Inc. that the Transaction was fair from a financial point of view to (i) the Company, (ii) the holders of the Company's common stock,
(iii) the holders of the Company's 12% Series B Senior Pay-In-Kind Exchangeable Preferred Stock and (iv) the holders of the Company's 11 1/2% Senior Subordinated Notes due 2003 (the "Senior Secured Notes").

                  The proceeds of the Transaction will be applied by the Company to repay a portion of the Senior Secured Notes and/or for general corporate purposes.

                  The Stock Purchase Agreement is attached as Exhibit 2.1, and Amendment No. 1, dated as of June 26, 2000, to the Stock Purchase Agreement is attached as Exhibit 2.2. Both the Stock Purchase Agreement and
Amendment No. 1 thereto are incorporated herein by reference.

Item 5.    Other Events

                  In connection with the disposition of the Non-Black Angus Subsidiaries by the Company, the Company and certain of its subsidiaries entered into the First Amendment (the "First Amendment") to its Revolving Credit Agreement dated as of February 25, 1998 (the "Revolving Credit Agreement"). Pursuant to the terms of the First Amendment, among other things, (a) the commitment of the lenders under the Revolving Credit Agreement was reduced from $15,000,000 to $12,000,000, (b) the maximum amount available for issuance of letters of credit was reduced from $10,000,000 to $7,000,000, (c) the maturity date was extended from February 25, 2000 until June 30, 2002, (d) certain financial covenants were amended and (e) the Non-Black Angus Subsidiaries were released as Borrowers.

                  The Revolving Credit Agreement is attached as Exhibit 10.3, and the First Amendment is attached as Exhibit 10.4. Both the Revolving
Credit Agreement and the First Amendment are incorporated herein by reference.

                  The Company also formed a new subsidiary, ARG Terra, Inc., a Delaware corporation ("ARG Terra"), to hold the Excluded Leases. ARG Terra became a party to the Revolving Credit Agreement by executing a joinder agreement (the "Joinder Agreement") and to the indenture under which the Senior Secured Notes were issued pursuant to a supplemental indenture (the "First Supplemental Indenture").

                  The Joinder Agreement is attached as Exhibit 10.5, and the First Supplemental Indenture is attached as Exhibit 4.9. Both the Joinder Agreement and the First Supplemental Indenture are incorporated herein by reference.

                  At the closing of the Transaction, Soliman not only resigned as Chief Executive Officer and Chairman of the Board of Directors of the Company but also agreed to terminate the Amended and Restated Employment Agreement, dated as of December 14, 1994, between Soliman and the Company, which had been filed as Exhibit 10.1 to the Company's registration statement.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Businesses Acquired

                           Not applicable.

         (b)      Pro Forma Financial Information

                           The required Pro Forma financial statements are
attached as Exhibit 99.1.

         (c)      Exhibits

                  A list of exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           AMERICAN RESTAURANT GROUP, INC.


Date:  July 13, 2000                       /s/ Ralph S. Roberts
                                           -------------------------------------
                                           Ralph S. Roberts
                                           President and Chief Operating Officer

                                  EXHIBIT INDEX

2.1 Stock Purchase Agreement, dated as of May 9, 2000 between American Restaurant Group, Inc. and NBACo, Inc.*

2.2 Amendment No. 1, dated as of June 26, 2000, to Stock Purchase Agreement, dated as of May 9, 2000, between American Restaurant Group, Inc. and NBACo, Inc.*

4.9 First Supplemental Indenture, dated as June 28, 2000, to Indenture, dated as of February 25, 1998 between American Restaurant Group, Inc. and U.S. Trust Company, National Association (formerly known as U.S. Trust Company of California, N.A.)*

10.3 Revolving Credit Agreement, dated as of February 25, 1998, by and among American Restaurant Group, Inc., the subsidiaries of American Restaurant Group, Inc. listed as Borrowers therein, Fleet National Bank (formerly known as BankBoston, N.A.), as Agent, and the Banks listed on
         Schedule I thereto.*

10.4 First Amendment, dated as of June 28, 2000, to Revolving Credit Agreement, dated as of February 25, 1998, by and among American Restaurant Group, Inc., the subsidiaries of American Restaurant Group, Inc. listed as Borrowers therein, Fleet National Bank (formerly known as BankBoston, N.A.), as Agent, and the Banks listed on Schedule I thereto.*

10.5 Joinder Agreement, dated as of June 28, 2000 between ARG Terra, Inc. and Fleet National Bank, as Agent.*

21.1     Subsidiaries of the Company.*

99.1     Pro Forma Financial Information.*

----------
* Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 28, 2000 filed with the Securities and Exchange Commission on July 12, 2000.